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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 16, 2003

                           NB&T FINANCIAL GROUP, INC.

             (Exact name of registrant as specified in its charter)

             OHIO                        0-23134               31-1004998
         ------------                   ---------              ----------
(State or other jurisdiction of   (Commission File No.)  (IRS Employer I.D. No.)
        incorporation)

                   48 N. South Street, Wilmington, Ohio 45177
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (937) 382-1441

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ITEM 5. Other Events and Regulation FD Disclosure.

The following was contained in a press release issued by NB&T Financial Group, Inc., on or about September 16, 2003.

NB&T Financial Group, Inc., parent company of The National Bank and Trust Company, has declared a dividend of $.24 per share payable October 24, 2003 to shareholders of record September 30, 2003. This amount is an increase of 4.3% from the dividend of $.23 per share declared in September 2002.

National Bank and Trust, with assets of $688 million, operates 21 banking offices and an insurance subsidiary, NB&T Insurance Agency, Inc., in Clinton, Clermont, Brown, Warren, Highland, Adams, Fayette, Auglaize and Hardin counties.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            NB&T Financial Group, Inc.

                                        By: /s/Craig F. Fortin
                                            ----------------------
                                            Craig F. Fortin
                                            Senior Vice President,
                                            Chief Financial Officer

Date: September 17, 2003